Exhibit 10.19

2008 Executive Incentive Plan

Incentive Structure Quarterly weightings Metrics Weighting of metrics Target setting Target leverage and ranges First half 2008 targets

Quarterly Weightings Q1 25% of annual target Q2 25% of annual target Q3 25% of annual target Q4 25% of annual target

Metrics AMRG Defined as average monthly "gross" revenue growth during a quarter EBITDA Defined as GAAP operating income plus depreciation and amortization plus non-cash stock based compensation Individual MBOs MBOs must be specific, measurable, attainable, realistic and time-based

Weighting of Metrics Weighting of metrics - CEO AMRG - 70% EBITDA - 30% Weighting of metrics - Vice Presidents AMRG - 50% EBITDA - 20% Individual MBOs - 30%

Target Setting AMRG set equal to budget / reforecast levels Set at beginning of year and mid-year EBITDA set equal to budget / reforecast levels Set at beginning of year and mid-year Individual MBOs Set at beginning of quarter

Target Leverage and Ranges AMRG Minimum threshold 85%; payout of 50% of target Maximum threshold 135%; payout of 217% of target Each 1% above 85% increases payout by 3.333% EBITDA margin Minimum threshold 95%; payout of 95% of target Maximum threshold 105%; payout of 105% of target Each 1% above 95% increases payout by 1% MBOs No minimum threshold Maximum threshold 100% Payout equal to % attainment of target

Target Leverage and Ranges